BY ACCEPTING THIS OBLIGATION, THE HOLDER REPRESENTS AND WARRANTS THAT IT IS NOT A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SEC 6049(B)(4) OF THE INTERNAL REVENUE CODE AND REGULATIONS THEREUNDER) AND THAT IT IS NOT ACTING FOR OR ON BEHALF OF A UNITES STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SEC. 6049(B)(4) OF THE INTERNAL REVENUE CODE AND THE REGULATIONS THEREUNDER).

REPLACEMENT, AMENDED AND RESTATED NOTE

$449,221.32	Issuance Date: as of October 24, 2013
Effective Date: as of October 24, 2013
Due Date: May 19, 2014

FOR VALUE RECEIVED, WOWIO, INC., a Texas corporation whose address is 9465 Wilshire Blvd., Suite 300, Beverly Hills, CA 90212 (“Borrower”), promises to pay to the order of TCA GLOBAL CREDIT MASTER FUND, LP (hereinafter, together with any holder hereof, “Lender”), whose address is 1404 Rodman Street, Hollywood, Florida 33020, on or before May 19, 2014 (the “Revolving Loan Maturity Date”), FOUR HUNDRED FOURTY-NINE THOUSAND TWO HUNDRED TWENTY-ONE AND 32/100 DOLLARS ($449,221.32), all to be repaid in accordance with, under and pursuant to that certain Credit Agreement dated as of August 31, 2012 but made effective as of September 21, 2012, executed by and among Borrower and Lender, as amended from time to time (as amended, supplemented or modified from time to time, the “Credit Agreement”), together with interest thereon (computed on the actual number of days elapsed on the basis of a 360 day year) on the principal amount outstanding hereunder from time to time, all as set forth and to be repaid as provided in the Credit Agreement. Capitalized words and phrases not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.

This Replacement, Amended and Restated Note (“Note”) evidences the Revolving Loans and other Obligations incurred by Borrower under and pursuant to the Credit Agreement, to which reference is hereby made for a statement of the terms and conditions under which the Revolving Loan Maturity Date or any payment hereon may be accelerated. The holder of this Note is entitled to all of the benefits and security provided for in the Credit Agreement and the other Loan Documents executed by and between Borrower and Lender. The indebtedness evidenced by this Note shall be repaid by Borrower on the Revolving Loan Maturity Date, as same may be extended or unless payable sooner, all pursuant to the provisions of the Credit Agreement. This Note consolidates, replaces and supersedes any promissory notes previously made and given by Borrower to Lender under the Credit Agreement which represent a Revolving Loan Commitment less than the amount of this Note.

Principal, interest and all other fees and charges shall be paid to Lender as set forth in the Credit Agreement, or at such other place as the holder of this Note shall designate in writing to Borrower. All payments on account of the principal and interest hereunder shall be recorded on the books and records of Lender and the principal balance as shown on such books and records, or any copy thereof certified by an officer of Lender, shall be rebuttably presumptive evidence of the principal amount owing hereunder.

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Except for such notices as may be required under the terms of the Credit Agreement, Borrower waives presentment, demand, notice, protest, and all other demands, or notices, in connection with the delivery, acceptance, performance, default, or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence.

Borrower shall be solely responsible for the payment of any and all documentary stamps and other taxes applicable to the full face amount of this Note.

This Note shall be governed and construed in accordance with the laws of the State of Nevada, and shall be binding upon Borrower and its legal representatives, successors, and assigns. Wherever possible, each provision of the Credit Agreement and this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Credit Agreement or this Note shall be prohibited by or be invalid under such law, such provision shall be severable, and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of the Credit Agreement or this Note.

Nothing herein contained, nor in any instrument or transaction relating hereto, shall be construed or so operate as to require Borrower, or any person liable for the payment of this Note, to pay interest in an amount or at a rate grater than the highest rate permissible under applicable law. By acceptance hereof, Lender hereby warrants and represents to Borrower that Lender has no intention of charging a usurious rate of interest. Should any interest or other charges paid by Borrower, or any parties liable for the payments made pursuant to this Note, result in the computation or earning of interest in excess of the highest rate permissible under applicable law, any and all such excess shall be and the same is hereby waived by the holder hereof. Lender shall make adjustments in the Note or Credit Agreement, as applicable, as necessary to ensure that Borrower will not be required to pay further interest in excess of the amount permitted by applicable law. All such excess shall be automatically credited against and in reduction of the outstanding principal balance. Any portion of such excess which exceeds the outstanding principal balance shall be paid by the holder hereof to the Lender and any parties liable for the payment of this Note, it being the intent of the parties hereto that under no circumstances shall Borrower, or any party liable for the payments hereunder, be required to pay interest in excess of the highest rate permissible under applicable law.

THE HOLDER IS A NON-U.S. PERSON AS THAT TERM IS DEFINED IN THE UNITED STATES INTERNAL REVENUE CODE. IT IS HEREBY AGREED AND UNDERSTOOD THAT THE OBLIGATIONS HEREUNDER MAY BE SOLD OR RESOLD ONLY TO NON-U.S. PERSONS. THE INTEREST PAYABLE HEREUNDER IS PAYABLE ONLY OUTSIDE THE UNITED STATES. ANY U.S. PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAW.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Borrower has executed this Note as of the date set forth above.

BORROWER:

WOWIO, INC., a Texas corporation

By:	/s/ Brian Altounian
Name:	Brian Altounian
Title:	Chief Executive Officer
(Principal Executive Officer and Principal Financial and
Accounting Officer)

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